Exhibit 99

INVESTOR CONTACT:	MEDIA CONTACT:
Tom Paulson	Kathryn Lovik
Senior Vice President and Chief Financial Officer	Global Communications Director
tom.paulson@tennantco.com	kathryn.lovik@tennantco.com
763-540-1204	763-540-1212

Tennant Company Reports 2017 Fourth Quarter and Full Year Results

Net sales of $279 million in the fourth quarter, up approximately 32 percent; Organic sales rose 2.1 percent. Full year net sales eclipsed $1 billion for first time

Fourth quarter loss per share of $(0.18) includes special items totaling $0.52 per share; Adjusted EPS of $0.34; Full year GAAP EPS loss of $(0.35) and Adjusted EPS of $1.54

Reduced debt an additional $15 million in the fourth quarter

Company provides 2018 full year net sales and earnings outlook
MINNEAPOLIS, Feb. 22, 2018—Tennant Company (NYSE: TNC), a world leader in designing, manufacturing and marketing of solutions that help create a cleaner, safer, healthier world, today reported net sales of $279.3 million and a net loss of $3.2 million, or $(0.18) per share, and adjusted net income of $6.2 million, or $0.34 per share, for the quarter ended December 31, 2017.
The 2017 fourth quarter included special items that reduced earnings by a total of $12.8 million, or $0.52 per share. The special items included the pre-tax settlement costs related to the Pension Plan termination of $6.2 million, or $0.22 per share, pre-tax restructuring costs primarily related to initial integration of the IPC Group (IPC) business of $2.5 million, or $0.10 per share, pre-tax acquisition costs related to IPC of $1.7 million, or $0.08 per share, and a provisional income tax charge of $2.4 million, or $0.13 per share, to reflect the estimated impacts of the U.S. Tax Cuts and Jobs Act of 2017. (See the Supplemental Non-GAAP Financial Table.) Additionally, the 2017 fourth quarter results included a pre-tax charge of $5.3 million, or $0.22 per share, from accelerated amortization for the intangible assets related to the IPC acquisition. The full year pre-tax impact of the IPC accelerated amortization was $15.7 million, or $0.64 per share.

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"We are pleased with the results we achieved in the fourth quarter,” said Chris Killingstad, Tennant Company's president and chief executive officer. “We exceeded net sales of over $1 billion for the full year and made substantial progress with our initiatives to position the business for future growth. Our IPC integration remains on plan, we made significant strides in staffing our field service team to enhance our service capabilities, we made progress stabilizing our manufacturing operations, and we experienced encouraging sales and backlog growth across our geographies, specifically with our strategic accounts. We believe these and other efforts are generating meaningful momentum as we head into 2018."
Fourth Quarter Operating Review
The company's 2017 fourth quarter consolidated net sales of $279.3 million improved approximately 31.9 percent over the same period last year. This includes a 28.0 percent increase due to acquisitions, a foreign currency impact of 1.8 percent and a 2.1 percent increase in organic sales. Organic growth during the period was driven by all regions, particularly the Americas and APAC regions.
Geographically, North American sales improved 4.8 percent, up 1.8 percent organically, due to the winning of key strategic accounts. Latin American sales rose 24.2 percent, or 1.7 percent organically, due to the Brazilian and Mexican markets. Sales in the Europe, Middle East and Africa (EMEA) region were up 143.4 percent, or 0.3 percent organically, which was consistent with management’s expectations and follows a strong 2017 third quarter organic growth of 14.6 percent in this region. Sales in the Asia Pacific (APAC) region improved 39.9 percent, up 8.4 percent organically, reflecting stronger sales trends in China, Japan and Australia.
Tennant's gross margin in the 2017 fourth quarter was 41.4 percent, and the as-adjusted gross margin was 40.9 percent compared to 44.2 percent in the prior-year quarter. Gross margin performance in the quarter was impacted by field service truck productivity levels, the mix of IPC and strategic accounts, certain manufacturing inefficiencies, and raw material cost inflation. Although these items dampened gross margin, the company made progress throughout the quarter and is committed to driving further gross margin expansion.
Research and development (R&D) expense for the 2017 fourth quarter totaled $7.8 million, or 2.8 percent of sales, versus $10.0 million, or 4.7 percent of sales, a year ago, due to timing of project spend across quarters within the year. The company continues to invest in developing a robust pipeline of innovative new products and technologies, and remains committed to annual R&D investment in the range of 3 percent to 4 percent of sales.
Selling and administrative (S&A) expense in the 2017 fourth quarter was $98.3 million, or 35.2 percent of sales, which includes accelerated amortization related to IPC of $5.3 million and non-operational costs of $10.8 million. These items negatively impacted the S&A expense as a percent of sales by 5.8 percentage points. Tennant continues to balance disciplined spending control with investments in key growth initiatives. Tennant’s prior-year quarter S&A was $60.9 million, or 28.8 percent of sales.

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Tennant’s 2017 fourth quarter net loss was $3.2 million, compared to net income of $15.4 million in the 2016 fourth quarter. The 2017 fourth quarter Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) as adjusted was $30.9 million, or 11.1 percent of sales, compared to $26.5 million, or 12.5 percent of sales, in the year-ago quarter. (See the Supplemental Non-GAAP Financial Table.)
During the 2017 fourth quarter, Tennant generated cash flow from operations of $22.1 million, compared to $24.6 million in the 2016 fourth quarter. The company also repaid $15.0 million in outstanding debt and paid $3.7 million in cash dividends to shareholders during the fourth quarter.
2017 Full Year Results
For the 2017 full year, Tennant’s net loss was $6.2 million, or $(0.35) per share, and, excluding special items, adjusted net earnings were $28.0 million, or $1.54 per share, on net sales of $1.0 billion, or 1.4% organic growth. Prior-year net earnings were $46.6 million, or $2.59 per share, on net sales of $808.6 million. (See the Supplemental Non-GAAP Financial Table.)
Tennant’s gross margin for the 2017 full year was 40.3 percent and adjusted gross margin was 41.0 percent, in line with the company’s adjusted gross margin range of 41 percent to 42 percent and compared to 43.5 percent for the 2016 full year. (See the Supplemental Non-GAAP Financial Table.)
R&D expense in 2017 was $32.0 million, or 3.2 percent of sales, versus $34.7 million, or 4.3 percent of sales, in the prior year. S&A expense in the 2017 full year was $345.4 million, or 34.4 percent of sales, which, as previously mentioned, includes special items of $27.5 million and full year accelerated amortization related to IPC of $15.7 million. These special items negatively impacted the S&A expense as a percent of sales by 4.3 percentage points. S&A expense for the full year 2016 was 30.7 percent of sales.
EBITDA as adjusted for 2017 was $101.6 million, or 10.1 percent of sales, compared to $85.7 million, or 10.6 percent of sales, in 2016. (See the Supplemental Non-GAAP Financial Table.)
Tennant maintains a strong balance sheet and generated $54.2 million in cash from operations in 2017. Cash on the balance sheet at December 31, 2017, totaled $58.4 million versus $58.0 million in the prior year. The company’s total debt was $376.8 million compared to $36.2 million at the end of 2016. During 2017, Tennant increased its annual cash dividend payout for the 46th consecutive year and paid $15.0 million in cash dividends to shareholders. “Reflecting on 2017, while we faced significant challenges, it was also a year of important achievement and building for a stronger future,” Killingstad added. “We closed the largest acquisition in our history, took steps to realign our global workforce to support the company’s key strategic growth initiatives and manage costs in all of our geographies, launched several new important products, and made investments to improve our service capabilities and manufacturing operations.”
2018 Business Outlook
Killingstad concluded, “Looking to 2018, we are committed to realizing the structural and operational improvements we made in 2017 and are laser focused on maintaining our robust new product and technology pipeline, successfully integrating IPC, expanding our global market coverage, leveraging our cost structure to improve operating efficiency and strengthening our financial position to generate significant returns for shareholders.”

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Tennant Company estimates 2018 full year net sales in the range of $1.07 billion to $1.10 billion, up 6.6 percent to 9.7 percent, or up approximately 3 percent organically. Tennant expects 2018 full year reported GAAP earnings in the range of $1.70 to $1.90 per share and on an as-adjusted basis, which excludes $2.0 million to $3.0 million of acquisition-related charges, in the range of $1.80 to $2.00 per share and adjusted EBITDA between $111 million to $116 million. Due to the anticipated higher level of R&D spending in the first quarter to support new product launches, along with normally lower first quarter earnings which reflect our customers’ initial slow ramp up of capital purchases, the first quarter earnings will be lower than the remaining three quarters. The first quarter will also include an additional quarter of interest expense and acquisition-related amortization for IPC, causing the earnings to be lower than the prior year. As a result, the company anticipates that the 2018 first quarter earnings per share will be in the range of $0.15 to $0.20 per share.
Tennant’s 2018 annual financial outlook includes the following additional assumptions:

•	Reasonable growth in all regions, especially strategic accounts in North America;

•	Gross margin performance in the range of 41.0 percent to 42.0 percent;

•	R&D expense in the range of 3.0 percent to 3.5 percent of sales;

•	Capital expenditures in the range of $25 million to $30 million; and

•	An effective tax rate of approximately 24 percent.
Conference Call
Tennant will host a conference call to discuss the 2017 fourth quarter and full year results today, February 22, at 10 a.m. Central Time (11 a.m. Eastern Time). The conference call and accompanying slides will be available via webcast on Tennant's investor website. To listen to the call live and view the slide presentation, go to investors.tennantco.com and click on the link at the bottom of the Home page. A taped replay of the conference call with slides will be available at investors.tennantco.com until March 31, 2018.
Company Profile
Founded in 1870, Tennant Company (TNC), headquartered in Minneapolis, Minnesota, is a world leader in designing, manufacturing and marketing solutions that empower customers to achieve quality cleaning performance, significantly reduce their environmental impact and help create a cleaner, safer, healthier world. Its products include equipment for maintaining surfaces in industrial, commercial and outdoor environments; detergent-free and other sustainable cleaning technologies; cleaning tools and supplies; and coatings for protecting, repairing and upgrading surfaces. Tennant's global field service network is the most extensive in the industry. Tennant Company had sales of $1.0 billion in 2017 and has approximately 4,300 employees. Tennant has manufacturing operations throughout the world; and sells products directly in 15 countries and through distributors in more than 100 countries. For more information, visit www.tennantco.com and www.ipcworldwide.com. The Tennant Company logo and other trademarks designated with the symbol “®” are trademarks of Tennant Company registered in the United States and/or other countries.

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Forward-Looking Statements
Certain statements contained in this document, as well as other written and oral statements made by us from time to time, are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. These statements do not relate to strictly historical or current facts and provide current expectations or forecasts of future events. Any such expectations or forecasts of future events are subject to a variety of factors. These include factors that affect all businesses operating in a global market as well as matters specific to us and the markets we serve. Particular risks and uncertainties presently facing us include: our ability to effectively manage organizational changes; our ability to attract, retain and develop key personnel and create effective succession planning strategies; the competition in our business; fluctuations in the cost, quality or availability of raw materials and purchased components; our ability to successfully upgrade and evolve our information technology systems; our ability to develop and commercialize new innovative products and services; our ability to integrate acquisitions, including IPC; our ability to generate sufficient cash to satisfy our debt obligations; geopolitical and economic uncertainty throughout the world; our ability to successfully protect our information technology systems from cyber security risks; the occurrence of a significant business interruption; our ability to comply with laws and regulations; the potential disruption of our business from actions of activist investors or others; the relative strength of the U.S. dollar, which affects the cost of our materials and products purchased and sold internationally; unforeseen product liability claims or product quality issues; and our internal control over financial reporting risks resulting from our acquisition of IPC.
We caution that forward-looking statements must be considered carefully and that actual results may differ in material ways due to risks and uncertainties both known and unknown. Information about factors that could materially affect our results can be found in our 2016 Form 10-K or 2017 Form 10-Qs. Shareholders, potential investors and other readers are urged to consider these factors in evaluating forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.
We undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. Investors are advised to consult any further disclosures by us in our filings with the Securities and Exchange Commission and in other written statements on related subjects. It is not possible to anticipate or foresee all risk factors, and investors should not consider any list of such factors to be an exhaustive or complete list of all risks or uncertainties.
Non-GAAP Financial Measures
This news release and the related conference call include presentation of non-GAAP measures that include or exclude special items. Management believes that the non-GAAP measures provide useful information to investors regarding the company’s results of operations and financial condition because they permit a more meaningful comparison and understanding of Tennant Company’s operating performance for the current, past or future periods. Management uses these non-GAAP measures to monitor and evaluate ongoing operating results and trends, and to gain an understanding of the comparative operating performance of the company.
We believe that disclosing Gross Margin - as adjusted, Profit from Operations - as adjusted, Operating Margin - as adjusted, Profit Before Income Taxes - as adjusted, Income Tax Expense - as adjusted, Net Earnings Attributable to Tennant Company - as adjusted, and Net Earnings Attributable to Tennant Company per Share - as adjusted (collectively, the “Non-GAAP Measures”), excluding the impacts from inventory fair value adjustment, restructuring charge, acquisition costs, pension settlement, debt financing costs write-off, and the impact of the U.S. Tax Cuts and Jobs Act of 2017, are useful to investors as a measure of operating performance. We use these as one measure to monitor and evaluate operating performance. The Non-GAAP measures are financial measures that do not reflect United States Generally Accepted Accounting Principles (GAAP). We calculate Gross Margin - as adjusted, Profit from Operations - as adjusted, Operating Margin - as adjusted, and Profit Before Income Taxes - as adjusted by adding back the pre-tax effect of the inventory fair value adjustment, restructuring charge, acquisition costs, pension settlement, and debt financing costs write-off. We calculate Income Tax Expense - as adjusted by adding back the tax effect of the inventory fair value adjustment, restructuring charge, acquisition costs, pension settlement, debt financing costs write-off, and the impact of the U.S. Tax Cuts and Jobs Act of 2017. We calculate Net Earnings Attributable to Tennant Company - as adjusted by adding back the after-tax effect of the inventory fair value adjustment, restructuring charge, acquisition costs, pension settlement, debt financing costs write-off, and the U.S. Tax Cuts and Jobs Act of 2017. We calculate Net Earnings Attributable to Tennant Company per Share - as adjusted by adding back the

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after-tax effect of the inventory fair value adjustment, restructuring charge, acquisition costs, pension settlement, debt financing costs write-off, and the U.S. Tax Cuts and Jobs Act of 2017 and dividing the result by the diluted weighted average shares outstanding.
We believe that disclosing Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) and EBITDA Margin, excluding the impact from inventory fair value adjustment, restructuring charge, acquisition costs, pension settlement, and acquisition-related currency loss (EBITDA - as adjusted), is useful to investors as a measure of operating performance. We use these measures to monitor and evaluate operating performance. EBITDA - as adjusted and EBITDA Margin are financial measures that do not reflect GAAP. We calculate EBITDA - as adjusted by adding back the pre-tax effect of the inventory fair value adjustment, restructuring charge, acquisition costs, pension settlement, acquisition-related currency loss, Interest Income, Interest Expense, Income Tax Expense, Depreciation Expense, and Amortization Expense to Net Earnings (Loss) - as Reported. We calculate EBITDA Margin - as adjusted by dividing EBITDA - as adjusted by Net Sales.
Investors should consider these non-GAAP financial measures in addition to, not as a substitute for or better than, financial measures prepared in accordance with GAAP. Reconciliations of the components of these measures to the most directly comparable GAAP financial measures are included in the Supplemental Non-GAAP Financial Table to this earnings release.

FINANCIAL TABLES FOLLOW

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TENNANT COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(In thousands, except shares and per share data)	Three Months Ended		Twelve Months Ended
	December 31		December 31
	2017	2016	2017	2016
Net Sales	$279,295	$211,746	$1,003,066	$808,572
Cost of Sales	163,768	118,237	598,645	456,977
Gross Profit	115,527	93,509	404,421	351,595
Gross Margin	41.4%	44.2%	40.3%	43.5%
Operating Expense:
Research and Development Expense	7,774	10,026	32,013	34,738
Selling and Administrative Expense	98,297	60,895	345,364	248,210
Loss on Sale of Business	—	—	—	149
Total Operating Expense	106,071	70,921	377,377	283,097
Profit from Operations	9,456	22,588	27,044	68,498
Operating Margin	3.4%	10.7%	2.7%	8.5%
Other Income (Expense):
Interest Income	830	142	2,405	330
Interest Expense	(6,674)	(360)	(25,394)	(1,279)
Net Foreign Currency Transaction Losses	(1,012)	(567)	(3,387)	(392)
Other Expense, Net	(1,260)	(306)	(1,960)	(666)
Total Other Expense, Net	(8,116)	(1,091)	(28,336)	(2,007)
Profit (Loss) Before Income Taxes	1,340	21,497	(1,292)	66,491
Income Tax Expense	4,528	6,127	4,913	19,877
Net (Loss) Earnings Including Noncontrolling Interest	(3,188)	15,370	(6,205)	46,614
Net Earnings (Loss) Attributable to Noncontrolling Interest	18	—	(10)	—
Net (Loss) Earnings Attributable to Tennant Company	$(3,206)	$15,370	$(6,195)	$46,614

Net (Loss) Earnings Attributable to Tennant Company per Share:
Basic	$(0.18)	$0.88	$(0.35)	$2.66
Diluted	$(0.18)	$0.85	$(0.35)	$2.59

Weighted Average Shares Outstanding:
Basic	17,759,883	17,542,110	17,695,390	17,523,267
Diluted	17,759,883	18,061,098	17,695,390	17,976,183

Cash Dividends Declared per Common Share	$0.21	$0.21	$0.84	$0.81

GEOGRAPHICAL NET SALES(1) (Unaudited)

(In thousands)	Three Months Ended			Twelve Months Ended
	December 31			December 31
	2017	2016	%	2017	2016	%
Americas	$167,321	$157,322	6.4	$640,274	$607,026	5.5
Europe, Middle East and Africa	84,255	34,613	143.4	273,738	129,046	112.1
Asia Pacific	27,719	19,811	39.9	89,054	72,500	22.8
Total	$279,295	$211,746	31.9	$1,003,066	$808,572	24.1
(1) Net of intercompany sales.

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TENNANT COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(In thousands)	December 31,	December 31,
	2017	2016
ASSETS
Current Assets:
Cash and Cash Equivalents	$58,398	$58,033
Restricted Cash	653	517
Net Receivables	209,516	149,134
Inventories	127,694	78,622
Prepaid Expenses	19,351	9,204
Other Current Assets	7,503	2,412
Total Current Assets	423,115	297,922
Property, Plant and Equipment	382,768	298,500
Accumulated Depreciation	(202,750)	(186,403)
Property, Plant and Equipment, Net	180,018	112,097
Deferred Income Taxes	11,134	13,439
Goodwill	186,044	21,065
Intangible Assets, Net	172,347	6,460
Other Assets	21,319	19,054
Total Assets	$993,977	$470,037

LIABILITIES AND TOTAL EQUITY
Current Liabilities:
Current Portion of Long-Term Debt	$30,883	$3,459
Accounts Payable	96,082	47,408
Employee Compensation and Benefits	37,257	35,997
Income Taxes Payable	2,838	2,348
Other Current Liabilities	69,447	43,617
Total Current Liabilities	236,507	132,829
Long-Term Liabilities:
Long-Term Debt	345,956	32,735
Employee-Related Benefits	23,867	21,134
Deferred Income Taxes	53,225	171
Other Liabilities	35,948	4,625
Total Long-Term Liabilities	458,996	58,665
Total Liabilities	695,503	191,494
Equity:
Common Stock	6,705	6,633
Additional Paid-In Capital	15,089	3,653
Retained Earnings	297,032	318,180
Accumulated Other Comprehensive Loss	(22,323)	(49,923)
Total Tennant Company Shareholders’ Equity	296,503	278,543
Noncontrolling Interest	1,971	—
Total Equity	298,474	278,543
Total Liabilities and Total Equity	$993,977	$470,037

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TENNANT COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(In thousands)	Twelve Months Ended
	December 31
	2017	2016
OPERATING ACTIVITIES
Net (Loss) Earnings Including Noncontrolling Interest	$(6,205)	$46,614
Adjustments to reconcile Net (Loss) Earnings to Net Cash Provided by Operating Activities:
Depreciation	26,199	17,891
Amortization of Intangible Assets	17,054	409
Amortization of Debt Issuance Costs	1,779	—
Debt Issuance Cost Charges Related to Short-Term Financing	6,200	—
Fair Value Step-Up Adjustment to Acquired Inventory	7,245	—
Deferred Income Taxes	(6,095)	(1,172)
Share-Based Compensation Expense	5,891	3,875
Allowance for Doubtful Accounts and Returns	1,602	468
Loss on Sale of Business	—	149
Other, Net	364	(345)
Changes in Operating Assets and Liabilities:
Receivables	(14,381)	(9,278)
Inventories	(2,898)	23
Accounts Payable	10,849	(3,904)
Employee Compensation and Benefits	(7,780)	124
Other Current Liabilities	14,560	(185)
Income Taxes	285	5,427
Other Assets and Liabilities	(495)	(2,218)
Net Cash Provided by Operating Activities	54,174	57,878

INVESTING ACTIVITIES
Purchases of Property, Plant and Equipment	(20,437)	(26,526)
Proceeds from Disposals of Property, Plant and Equipment	2,511	615
Proceeds from Principal Payments Received on Long-Term Note Receivable	667	—
Issuance of Long-Term Note Receivable	(1,500)	(2,000)
Acquisitions of Businesses, Net of Cash Acquired	(354,073)	(12,933)
Purchase of Intangible Asset	(2,500)	—
Proceeds from Sale of Business	—	285
(Increase) Decrease in Restricted Cash	(92)	116
Net Cash Used in Investing Activities	(375,424)	(40,443)

FINANCING ACTIVITIES
Proceeds from Short-Term Debt	303,000	—
Repayments of Short-Term Debt	(303,000)	—
Proceeds from Issuance of Long-Term Debt	440,000	15,000
Payments of Long-Term Debt	(96,248)	(3,460)
Payments of Debt Issuance Costs	(16,482)	—
Change in Capital Lease Obligations	311	—
Purchases of Common Stock	—	(12,762)
Proceeds from Issuances of Common Stock	6,875	5,271
Excess Tax Benefit on Stock Plans	—	686
Purchase of Noncontrolling Owner Interest	(30)	—
Dividends Paid	(14,953)	(14,293)
Net Cash Provided by (Used in) Financing Activities	319,473	(9,558)

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Effect of Exchange Rate Changes on Cash and Cash Equivalents	2,142	(1,144)

Net Increase in Cash and Cash Equivalents	365	6,733

Cash and Cash Equivalents at Beginning of Period	58,033	51,300

Cash and Cash Equivalents at End of Period	$58,398	$58,033

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TENNANT COMPANY
SUPPLEMENTAL NON-GAAP FINANCIAL TABLE

(In thousands, except per share data)	Three Months Ended		Twelve Months Ended
	December 31		December 31
	2017	2016	2017	2016

Gross Profit - as reported	$115,527	$93,509	$404,421	$351,595
Gross Margin - as reported	41.4%	44.2%	40.3%	43.5%
Adjustments:
Inventory Step-Up	(1,200)	—	7,245	—
Gross Profit - as adjusted	$114,327	$93,509	$411,666	$351,595
Gross Margin - as adjusted	40.9%	44.2%	41.0%	43.5%

Profit from Operations - as reported	$9,456	$22,588	$27,044	$68,498
Operating Margin - as reported	3.4%	10.7%	2.7%	8.5%
Adjustments:
Inventory Step-Up	(1,200)	—	7,245	—
Restructuring Charges	2,501	—	10,519	—
Acquisition Costs	2,117	—	10,560	—
Pension Settlement	6,168	—	6,373	—
Profit from Operations - as adjusted	$19,042	$22,588	$61,741	$68,498
Operating Margin - as adjusted	6.8%	10.7%	6.2%	8.5%

Profit (Loss) Before Income Taxes - as reported	$1,340	$21,497	$(1,292)	$66,491
Adjustments:
Inventory Step-Up	(1,200)	—	7,245	—
Restructuring Charges	2,501	—	10,519	—
Acquisition Costs (S&A Expense)	2,117	—	10,560	—
Acquisition Costs (Other Expense, Net)	814	—	814	—
Pension Settlement	6,168	—	6,373	—
Financing Costs	—	—	7,378	—
Profit Before Income Taxes - as adjusted	$11,740	$21,497	$41,597	$66,491

Income Tax Expense - as reported	$4,528	$6,127	$4,913	$19,877
Adjustments:
Inventory Step-Up(1)	(348)	—	2,008	—
Restructuring Charges(1)	725	—	2,959	—
Acquisition Costs (S&A Expense)(1)	549	—	812	—
Acquisition Costs (Other Expense, Net)(1)	154	—	154	—
Pension Settlement(1)	2,307	—	2,354	—
Financing Costs(1)	—	—	2,759	—
Tax Rate Legislation and Mandatory Repatriation	(2,388)	—	(2,388)	—
Income Tax Expense - as adjusted	$5,527	$6,127	$13,571	$19,877
(1) In determining the tax impact, we applied the statutory rate in effect for each jurisdiction where expenses were incurred and deductible for tax purposes.

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TENNANT COMPANY
SUPPLEMENTAL NON-GAAP FINANCIAL TABLE

(In thousands, except per share data)	Three Months Ended		Twelve Months Ended
	December 31		December 31
	2017	2016	2017	2016

Net (Loss) Earnings Attributable to Tennant Company - as reported	$(3,206)	$15,370	$(6,195)	$46,614
Adjustments:
Inventory Step-Up	(852)	—	5,237	—
Restructuring Charges	1,775	—	7,559	—
Acquisition Costs (S&A Expense)	1,568	—	9,748	—
Acquisition Costs (Other Expense, Net)	660	—	660	—
Pension Settlement	3,862	—	4,020	—
Financing Costs	—	—	4,619	—
Tax Rate Legislation and Mandatory Repatriation	2,388	—	2,388	—
Net Earnings Attributable to Tennant Company - as adjusted	$6,195	$15,370	$28,036	$46,614

Net (Loss) Earnings Attributable to Tennant Company per Share - as reported:
Diluted	$(0.18)	$0.85	$(0.35)	$2.59
Adjustments:
Inventory Step-Up	(0.05)	—	0.30	—
Restructuring Charges	0.10	—	0.43	—
Acquisition Costs (S&A Expense)	0.09	—	0.55	—
Acquisition Costs (Other Expense, Net)	0.04	—	0.04	—
Pension Settlement	0.22	—	0.23	—
Financing Costs	—	—	0.26	—
Tax Rate Legislation and Mandatory Repatriation	0.13	—	0.14	—
Adjustment from Impact of Using Diluted Shares	(0.01)	$—	(0.06)	—
Net Earnings Attributable to Tennant Company per Share - as adjusted	$0.34	$0.85	$1.54	$2.59

Net (Loss) Earnings Including Noncontrolling Interest - as reported	$(3,188)	$15,370	$(6,205)	$46,614
Adjustments:
Interest Income	(830)	(142)	(2,405)	(330)
Interest Expense	6,674	360	25,394	1,279
Income Tax Expense	4,528	6,127	4,913	19,877
Depreciation Expense	7,684	4,741	26,199	17,891
Amortization Expense	5,624	86	17,054	409
Inventory Step-Up	(1,200)	—	7,245	—
Restructuring Charges	2,501	—	10,519	—
Acquisition Costs	2,931	—	11,374	—
Pension Settlement	6,168	—	6,373	—
Acquisition Related Currency Loss	—	—	1,178	—
Earnings Before Interest, Taxes, Depreciation & Amortization - as adjusted	$30,892	$26,542	$101,639	$85,740
EBITDA Margin - as adjusted	11.1%	12.5%	10.1%	10.6%

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